                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                       PERIOD FROM
                                                                       DECEMBER 7,
                                                                     1987 (INCEPTION)
                                           THREE MONTHS ENDED            THROUGH
                                               MARCH 31,                MARCH 31,
                                            1997         1998              1998
                                        -----------   -----------    ----------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING                             6,663,235   11,333,104          2,394,140

NET LOSS APPLICABLE TO
  COMMON STOCK                          ($2,415,464)  ($5,191,481)     ($50,100,557)
                                        ===========   ===========      ============

NET LOSS PER COMMON SHARE                    ($0.36)       ($0.46)          ($20.93)


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